SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 5, 2006

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Semiconductor Components Industries, LLC (“SCILLC”), a wholly-owned subsidiary and primary operating company of ON Semiconductor Corporation (“ON Semiconductor”) entered into an asset purchase agreement (“Purchase Agreement”) with LSI Logic Corporation (“LSI”). Under the terms of the Purchase Agreement, SCILLC will purchase LSI’s Gresham, Oregon wafer fabrication facility, including real property, tangible personal property, certain intellectual property, other specified manufacturing equipment and related information. The assets to be purchased include an approximately 83 acre campus with an estimated 500,000 square feet of building space of which approximately 98,000 square feet is clean room. Pursuant to the Purchase Agreement, SCILLC will offer employment to substantially all of LSI’s manufacturing employees currently working at the Gresham facility. At the closing of the transaction, SCILLC will enter into several ancillary agreements including, but not limited to, a wafer supply and test agreement, intellectual property license agreement, transition services agreement and facility use agreement.

The aggregate purchase price for the acquired assets is approximately $105 million. In connection with the execution of the Purchase Agreement, SCILLC paid LSI a deposit of $10.5 million. In addition, the Purchase Agreement obligates SCILLC to pay $79.5 million at the closing of the transaction and the remaining balance within 90 days thereafter.

The transaction is expected to close after the satisfaction or waiver of all conditions set forth in the Purchase Agreement, including any necessary regulatory approvals.

Item 8.01.	Other Events.

On April 6, 2006, ON Semiconductor announced, via a news release, the execution of the Purchase Agreement for the Gresham facility. A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. In addition, this information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in the filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News release for ON Semiconductor Corporation dated April 6, 2006 titled “ON Semiconductor Signs Definitive Agreement to Purchase LSI Logic Corporation’s Gresham, Ore., Wafer Fabrication Facility and Reiterates First Quarter 2006 Guidance”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: April 7, 2006	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release for ON Semiconductor Corporation dated April 6, 2006 titled “ON Semiconductor Signs Definitive Agreement to Purchase LSI Logic Corporation’s Gresham, Ore., Wafer Fabrication Facility and Reiterates First Quarter 2006 Guidance”